SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 7, 2003
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.
(Exact name of Registrant as specified in its charter)

Cayman Islands, B.W.I	0-25248	Not Applicable
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Trafalgar Place, West Bay Road
P.O. Box 1114 GT
Grand Cayman, Cayman Islands, B.W.I.
(Address of principal executive offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Consolidated Water Co. Ltd. hereby amends the following Item of its current report on Form 8-K dated February 7, 2003 (filed with the Securities and Exchange Commission on February 13, 2003), as set forth on the pages hereto.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial Statements of Businesses Acquired.

DesalCo Limited, Ocean
Conversion (Cayman) Limited,
and Ocean Conversion
(BVI) Ltd.

Combined Financial Statements

for the years ended
December 31, 2002 and 2001
and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of
   DesalCo Limited, Ocean Conversion (Cayman) Limited, and Ocean Conversion (BVI) Ltd.

We have audited the accompanying combined balance sheets of DesalCo Limited, Ocean Conversion (Cayman) Limited, and Ocean Conversion (BVI) Ltd. (the “Group”) as of December 31, 2002 and 2001 and the related combined statements of income and retained earnings, comprehensive income and cash flows for the years then ended (all expressed in United States dollars). These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche
April 16, 2003
George Town, Cayman Islands

DESALCO LIMITED, OCEAN CONVERSION (CAYMAN)
LIMITED, AND OCEAN CONVERSION (BVI) LTD.
Combined Balance Sheets
December 31, 2002 and 2001
 (expressed in United States dollars)

	2002	2001

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,173,364	$2,609,797
Securities available for sale (cost: $10,000, 2001: $10,000) (Note 9)	58,960	45,360
Accounts receivable	3,246,491	1,625,431
Parts inventory	693,805	554,256
Prepaid expenses	29,247	24,159
Current portion of loans receivable (Note 4)	1,080,127	607,890

	7,281,994	5,466,893
LOANS RECEIVABLE (Note 4)	4,313,291	2,280,750
FIXED ASSETS (Note 3)	4,057,520	3,303,084
INTERCORPORATE INVESTMENTS (cost: $1,012,501, 2001: $1,012,501)	1,012,501	1,012,501

	$16,665,306	$12,063,228

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$563,262	$739,092
Customer deposits	203,638	165,352
Current portion of long-term debt (Note 6)	730,000	—

	1,496,900	904,444
PROFIT SHARING AGREEMENT PROVISION (Note 5)	2,605,810	1,865,803
LONG-TERM DEBT (Note 6)	1,930,000	—

	6,032,710	2,770,247

COMMITMENTS (Note 7)
SHAREHOLDERS’ EQUITY
Share capital (Note 8)	2,808,276	2,808,276
Additional paid-in capital	322,724	322,724
Retained earnings	7,452,636	6,126,621
Accumulated other comprehensive income	48,960	35,360

	10,632,596	9,292,981

	$16,665,306	$12,063,228

See notes to combined financial statements

DESALCO LIMITED, OCEAN CONVERSION (CAYMAN)
LIMITED, AND OCEAN CONVERSION (BVI) LTD.
Combined Statements of Income and Retained Earnings
for the years ended December 31, 2002 and 2001
 (expressed in United States dollars)

	2002	2001

REVENUE
Water Sales	$12,247,281	$12,362,844
Services	483,406	833,326

	12,730,687	13,196,170
COST OF GOODS SOLD	6,589,779	6,576,377

	6,140,908	6,619,793
GENERAL AND ADMINISTRATIVE EXPENSES	1,367,480	1,256,678

INCOME FROM OPERATIONS	4,773,428	5,363,115

OTHER EXPENSES (INCOME)
Profit Sharing Agreement expense (Note 5)	1,307,080	1,620,548
Miscellaneous expense	24,566	—
Interest income	(99,384)	(166,289)
Miscellaneous income (Note 9)	(794,861)	(69,183)

	437,401	1,385,076

NET INCOME BEFORE INCOME TAXES	4,336,027	3,978,039
INCOME TAXES	111,232	119,239

NET INCOME AFTER INCOME TAXES	4,224,795	3,858,800
RETAINED EARNINGS, BEGINNING OF YEAR	6,126,621	5,321,399
DIVIDENDS	(2,898,780)	(3,053,578)

RETAINED EARNINGS, END OF YEAR	$7,452,636	$6,126,621

See notes to combined financial statements

DESALCO LIMITED, OCEAN CONVERSION (CAYMAN)
LIMITED, AND OCEAN CONVERSION (BVI) LTD.
Combined Statements of Comprehensive Income
for the years ended December 31, 2002 and 2001
 (expressed in United States dollars)

	2002	2001

NET INCOME	$4,224,795	$3,858,800

OTHER COMPREHENSIVE INCOME
Change in unrealized gain on securities available for sale	13,600	17,360

COMPREHENSIVE INCOME	$4,238,395	$3,876,160

See notes to combined financial statements

DESALCO LIMITED, OCEAN CONVERSION (CAYMAN)
LIMITED, AND OCEAN CONVERSION (BVI) LTD.
Combined Statements of Cash Flows
for the years ended December 31, 2002 and 2001
 (expressed in United States dollars)

	2002	2001

CASH PROVIDED BY (USED IN):
OPERATING ACTIVITIES
Net income	$4,224,795	$3,858,800
Adjustments for items not affecting cash:
Depreciation	750,258	613,291
Gain on sale of fixed assets	(4,268)	(7,100)
Profit Sharing Agreement provision	1,307,080	1,620,548
Change in non-cash working capital items:
Accounts receivable	(1,621,060)	489,154
Parts inventory	(139,549)	(185,041)
Prepaid expenses	(5,088)	1,639
Accounts payable and accrued expenses	(175,830)	(301,555)
Customer deposits	38,286	(2,117)

	4,374,624	6,087,619

INVESTING ACTIVITIES
Acquisition of fixed assets	(1,504,694)	(1,277,707)
Proceeds from sale of fixed assets	4,268	7,900
Repayment of loans receivable	645,393	801,519
Issuance of loans receivable	(3,150,171)	—

	(4,005,204)	(468,288)

FINANCING ACTIVITIES
Repayment of long-term debt	(240,000)	—
Issuance of long-term debt	2,900,000	—
Profit Sharing Agreement payments	(567,073)	(1,444,791)
Dividends paid	(2,898,780)	(3,053,578)

	(805,853)	(4,498,369)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(436,433)	1,120,962
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,609,797	1,488,835

CASH AND CASH EQUIVALENTS, END OF YEAR	$2,173,364	$2,609,797

See notes to combined financial statements

DESALCO LIMITED, OCEAN CONVERSION (CAYMAN)
LIMITED, AND OCEAN CONVERSION (BVI) LTD.
Notes to Combined Financial Statements
for the years ended December 31, 2002 and 2001
 (expressed in United States dollars)

1.	THE GROUP AND ITS PRINCIPAL ACTIVITY

DesalCo Limited (“DesalCo”) was incorporated as Sea Conversion (Technology) Ltd. on July 25, 1991 under the laws of the Cayman Islands. On October 30, 1991 the name Sea Conversion (Technology) Ltd. was changed to DesalCo Limited.

DesalCo (Barbados) Ltd., a wholly owned subsidiary of DesalCo, was incorporated on July 13, 1999 under the laws of Barbados.

Ocean Conversion (Cayman) Limited (“OCCL”) was incorporated as Reliable Water Cayman Ltd. on August 11, 1989 under the laws of the Cayman Islands. On September 24, 1991 the name of Reliable Water Cayman Ltd. was changed to Ocean Conversion (Cayman) Limited.

Ocean Conversion (BVI) Ltd. (“OCBL”) was incorporated on May 14, 1990 under the laws of the British Virgin Islands.

These companies are hereinafter referred to as the “Group”.

The principal activities of the Group are:

•	the design, construction and sale of reverse osmosis seawater desalination plants and components thereof;

•	the development of patented technology for reducing the energy requirements of reverse osmosis seawater desalination plants (see Note 9);

•	the management and operation of reverse osmosis seawater desalination plants;

•	the sale of desalinated seawater.

The Group companies were sold subsequent to December 31, 2002, as detailed in Note 10.

2.	SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Group have been prepared in conformity with accounting principles generally accepted in the United States of America and reflect the following policies:

Basis of combination

The combined financial statements of the Group have been prepared in the context of SEC Regulation S-X Section 210.3-05(3) and include those of DesalCo Limited and its subsidiary, DesalCo (Barbados) Ltd., Ocean Conversion (Cayman) Limited and Ocean Conversion (BVI) Ltd. All inter-company balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual amounts may differ from those estimates.

DESALCO LIMITED, OCEAN CONVERSION (CAYMAN)
LIMITED, AND OCEAN CONVERSION (BVI) LTD.
Notes to Combined Financial Statements
for the years ended December 31, 2002 and 2001
 (expressed in United States dollars)                  (continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition

Revenue is recorded when services are provided or water delivered in accordance with the terms of specific agreements as described in Note 7.

Plant construction revenue is recognized using the percent-of-completion method. The recognized income is that percentage of estimated total income that incurred costs to date bear to estimated total costs after giving effect to estimates of costs to complete based upon most recent information.

Securities available for sale

Securities available for sale are recorded at fair value with unrealized gains and losses excluded from income and included in accumulated other comprehensive income as a separate component of shareholders’ equity.

Intercorporate investments

Intercorporate investments are recorded at cost and are reviewed on a regular basis to determine if they have sustained an impairment of value that is considered to be other than temporary.

Inventories

Inventories are valued at the lower of cost or net realizable value.

Fixed assets

Equipment with a value greater than $5,000 and an expected useful life of at least five years is capitalized.

Plant and improvements thereto are recorded at cost and are depreciated on a straight-line basis to their net realizable value at the end of the water agreements under which they are operated. Carrying values of plant and improvements are reassessed by management on an annual basis and any material impairments are charged to current operations.

Office furniture, computer equipment, vehicles and other machinery and equipment are depreciated using the straight-line method over five years.

Work-in-progress is not depreciated.

Capitalization of interest costs

Interest costs directly attributable to the construction of qualifying assets, which are assets that necessarily take a substantial period of time to ready for their intended use, are added to the cost of those assets until such time as the assets are substantially ready for use or sale.

DESALCO LIMITED, OCEAN CONVERSION (CAYMAN)
LIMITED, AND OCEAN CONVERSION (BVI) LTD.
Notes to Combined Financial Statements
for the years ended December 31, 2002 and 2001
 (expressed in United States dollars)                  (continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency translation

Assets, liabilities, income and expenses denominated in foreign currencies are translated to United States dollars at the following fixed exchange rates:

Cayman Islands dollars	-	US$1.00 = CI$0.82
Bermuda dollars	-	US$1.00 = Bda$1.00
Barbados dollars	-	US$1.00 = Bds$1.99
Bahamas dollars	-	US$1.00 = Bah$1.00

Cash and cash equivalents

Cash and short-term deposits with an original maturity of three months or less are considered to be cash or cash equivalents.

Taxation

The Group’s operations in Bermuda, the Cayman Islands and the British Virgin Islands pay no form of taxes in these countries.

DesalCo (Barbados) Ltd. accrues for Barbados corporate income tax and value added tax.

DesalCo accrues for Barbados withholding tax on the receipt of fees and dividends from DesalCo (Barbados) Ltd.

3.	FIXED ASSETS

	2002	2001

Plant and improvements	$10,178,225	$8,509,774
Computer equipment	31,600	31,600
Office furniture	62,799	60,366
Vehicles	290,903	291,513
Other	27,263	322,695

	10,590,790	9,215,948
Less: accumulated depreciation	6,533,270	5,912,864

	$4,057,520	$3,303,084

DESALCO LIMITED, OCEAN CONVERSION (CAYMAN)
LIMITED, AND OCEAN CONVERSION (BVI) LTD.
Notes to Combined Financial Statements
for the years ended December 31, 2002 and 2001
 (expressed in United States dollars)                  (continued)

4.	LOANS RECEIVABLE

	2002	2001

Due from Water Authority Cayman: original loan of $5,736,000, non-interest bearing, balance receivable in monthly installments of $34,000 to November 2001, and commencing December 1, 2001, monthly installments of $14,476 to November 30, 2008. Loan secured by Red Gate plant, machinery and equipment.	$1,027,810	$1,201,523
Due from Water Authority Cayman: two loans originally aggregating $1,829,580, bearing interest at 5% per annum, receivable in combined monthly installments of principal and interest of $25,859 to March, 2005, secured by Lower Valley plant, machinery and equipment.	659,058	929,047
Due from Water Authority Cayman: two loans originally aggregating $1,169,537, bearing interest at 5% per annum, receivable in combined monthly installments of principal and interest of $16,530 to March 2006, secured by Lower Valley plant, machinery and equipment.	593,882	758,070
Due from Water Authority Cayman: two interest free loans originally aggregating $3,150,171, receivable in monthly installments of $37,502 to October 2009, secured by North Sound Road plant, machinery and equipment.	3,112,668	—

	5,393,418	2,888,640
Less current portion	(1,080,127)	(607,890)

	$4,313,291	$2,280,750

Principal amounts due in each of the next five years are as follows:

2003	$1,080,127
2004	1,103,477
2005	891,374
2006	672,918
2007	623,739
Thereafter	1,021,783

$5,393,418

DESALCO LIMITED, OCEAN CONVERSION (CAYMAN)
LIMITED, AND OCEAN CONVERSION (BVI) LTD.
Notes to Combined Financial Statements
for the years ended December 31, 2002 and 2001
 (expressed in United States dollars)                  (continued)

5.	PROFIT SHARING PROVISION

In 1993, OCCL and OCBL entered into Share Repurchase and Profit Sharing Agreements with their shareholders to repurchase 1,275,000 and 450,000, respectively, of their issued shares in consideration of the granting of profit sharing rights to those shareholders.

So long as these two companies remain in business as going concerns, have profits available for the payment of dividends, and pay a dividend therefrom, the holders of the Profit Sharing Rights are entitled to receive payment of the amount of the dividend multiplied by the number of shares they sold back to each company.

Provision for a profit sharing payment is made each year as if the entire net profit of these companies had been distributed as dividends. Payment is made to the owners of the Profit Sharing Rights when dividends are paid to the companies’ shareholders.

6.	LONG-TERM DEBT

On May 29, 2002, OCCL entered into a credit facility whereby OCCL can borrow up to $2,400,000 to finance the cost of constructing the North Sound Road plant. Commencing December 31, 2002, the loan is to be repaid by equal semi-annual principal payments of $240,000 and is to be paid in full by December 31, 2007. Interest payments are to be paid in arrears on a quarterly basis. The facility is secured by a fixed and floating charge over the assets of OCCL and a written guarantee from a related party. OCCL has borrowed a total of $1,900,000 against this credit facility and made repayments of $240,000 as of December 31, 2002.

OCBL has drawn down $1,000,000 of a $1,125,000 loan. The loan bears interest at 1.5% above 3 month LIBOR for US dollars and is to be repaid in equal semi-annual installments of principal of $125,000, with a balloon payment of $375,000 on May 31, 2006. The loan is secured by a fixed and floating charge over the assets of OCBL and the guarantee of the owners of the Profit Sharing Rights (see Note 5) in OCBL.

Principal amounts due in each of the next five years are as follows:

2003	$730,000
2004	730,000
2005	730,000
2006	470,000
2007	—

$2,660,000

DESALCO LIMITED, OCEAN CONVERSION (CAYMAN)
LIMITED, AND OCEAN CONVERSION (BVI) LTD.
Notes to Combined Financial Statements
for the years ended December 31, 2002 and 2001
 (expressed in United States dollars)                  (continued)

7.	COMMITMENTS

DesalCo Limited

DesalCo provides engineering, operations management and other services to Waterfields Company Limited pursuant to an Engineering Services Agreement dated May 24, 1996. The current term of the agreement expires in March 2003 after which it continues on a year-to-year basis.

DesalCo provides operations and maintenance services to Sandy Lane Properties Ltd. in Barbados pursuant to an agreement dated July 7, 1999. The agreement, which expires in January 2006, was assigned by DesalCo to DesalCo (Barbados) Ltd. on January 1, 2001.

In connection with a now terminated Joint Venture Agreement dated November 10, 1995, on June 14, 1996 DesalCo and Bacardi & Company Limited issued a Joint and Several Liability Statement to the Water and Sewerage Corporation of the Bahamas (“WSC”) in respect of the execution of an agreement dated May 7, 1996 between WSC and Waterfields Company Limited. The agreement was novated from the Joint Venture to Waterfields Company Limited on June 20, 1996. DesalCo remains contingently liable in the event that Waterfields Company Limited fails to execute the agreement.

DesalCo has a lease for premises in Bermuda until April 30, 2003 at approximately $60,300 per annum plus a surcharge for electricity.

Ocean Conversion (Cayman) Limited

OCCL currently has water supply agreements with its two customers: Consolidated Water Co. Ltd. and Water Authority-Cayman.

West Bay Road Plant:

The agreement with Consolidated Water Co. Ltd., which was revised in 1995 and 2000, and expires on December 31, 2004, provides that the customer must purchase the West Bay Road plant for $3,442,000. This amount was paid in full as of December 31, 2000. At the date of the agreement ownership of the plant was transferred to Consolidated Water Co. Ltd. OCCL is obliged to operate the plant until the agreement expires.

The price of water sold under the agreement with Consolidated Water Co. Ltd. consists of fixed monthly fees, plus quantity fees based upon the amount of water sold, with certain minimum purchase requirements. The agreement specifies that OCCL will provide guaranteed quantities and purity of water and will be subject to penalties for non-compliance.

Pursuant to a Guarantee dated November 7, 1994, Edmund Gibbons Limited (“EGL”), a related party, has agreed to act as guarantor to Consolidated Water Co. Ltd. for the obligations of OCCL in connection with this agreement.

DESALCO LIMITED, OCEAN CONVERSION (CAYMAN)
LIMITED, AND OCEAN CONVERSION (BVI) LTD.
Notes to Combined Financial Statements
for the years ended December 31, 2002 and 2001
 (expressed in United States dollars)                  (continued)

7.	COMMITMENTS (continued)

Red Gate Road Plant:

OCCL operates the Red Gate Road plant under a water supply agreement with Water Authority-Cayman. This agreement, which was revised in 1994, 1996 and 2001, expires on November 30, 2008. The price of water sold under the Red Gate Road plant agreement consists of a base monthly fee plus a quantity fee based upon the amount of water sold and an electricity adjustment. The agreement also specifies guaranteed quantities and purity of water, OCCL being subject to penalties for non-compliance.

The agreement for the Red Gate Road plant provides that Water Authority-Cayman make specified monthly payments to OCCL toward an implied purchase price of $5,736,000. As of December 31, 2002 OCCL has received $4,708,190 (2001: $4,534,477) towards the final purchase price which has been recorded as a reduction to the initial loan receivable balance. At the date of the agreement ownership of the plant was transferred to Water Authority-Cayman.

Pursuant to a Guarantee dated May 5, 1994, EGL has agreed to act as guarantor to the Government of the Cayman Islands in order to guarantee the obligations of OCCL in connection with this agreement.

Lower Valley Plant:

On March 13, 1998, OCCL completed construction of and began operating the reverse osmosis plant in the Lower Valley area of Grand Cayman in accordance with an agreement signed on June 18, 1997 with Water Authority-Cayman, and amended August 20, 1999. The price of water sold under the agreement consists of base monthly fees plus a quantity fee based on the amount of water sold and an energy fee. The agreement also specifies guaranteed quantities and purity of water with OCCL being subject to penalties for non-compliance.

The agreement, which expires on March 31, 2006, provides that Water Authority-Cayman make monthly payments to OCCL toward the final purchase price of the plant, which consist of four parts: $1,225,800 (expressed in United States dollars) and $495,100 (expressed in Cayman Islands dollars) for the base portion of the plant, and $1,111,000 (expressed in United States dollars) and $48,000 (expressed in Cayman Islands dollars) for the expansion portion of the plant which was completed in 1999. At the date of the agreement ownership of the plant was transferred to Water Authority-Cayman.

North Sound Road Plant:

OCCL entered into an agreement with Water Authority-Cayman dated October 26, 2001, to construct and operate a reverse osmosis plant off North Sound Road, Grand Cayman. The price of water sold under the agreement consists of base monthly fees plus a quantity fee based on the amount of water sold and an energy fee. The agreement also specifies guaranteed quantities and purity of water with OCCL being subject to penalties for non-compliance.

The agreement, which expires on October 31, 2009, provides that Water Authority-Cayman make monthly payments to OCCL toward the final purchase price of the plant, which consist of two parts: $1,827,000 (expressed in United States dollars) and $1,085,000 (expressed in Cayman Islands dollars).

DESALCO LIMITED, OCEAN CONVERSION (CAYMAN)
LIMITED, AND OCEAN CONVERSION (BVI) LTD.
Notes to Combined Financial Statements
for the years ended December 31, 2002 and 2001
 (expressed in United States dollars)                  (continued)

7.	COMMITMENTS (continued)

Ocean Conversion (BVI) Ltd.

Pursuant to an agreement, the sole customer of OCBL is the government of the British Virgin Islands. The agreement was amended on January 24, 1992 to provide for an increase in the production capacity of the plant from 360,000 to 510,000 Imperial gallons per day. The amended agreement also provided that, in May 1999, the government had the option to extend the agreement for a further seven years or purchase the plant for $1,420,000. The government did not exercise its purchase option and has advised OCBL of its desire to negotiate an amended agreement.

8.	SHARE CAPITAL

	2002	2001

DesalCo Limited
Authorized:
900,000 common shares of $1.00 par value each
Issued and fully paid:
3,276 common shares	$3,276	$3,276
Ocean Conversion (Cayman) Limited
Authorized:
3,000,000 shares of $1.00 par value each
Issued to a Group company and eliminated on combination:
297,000 non-voting shares	297,000	297,000
Issued to others:
1,695,000 voting shares	1,695,000	1,695,000
Ocean Conversion (BVI) Ltd.
Authorized:
1,800,000 shares of $1.00 par value each
Issued to a Group company and eliminated on combination:
120,000 Class C non-voting shares	120,000	120,000
Issued to others:
555,000 Class A voting shares	555,000	555,000
555,000 Class B voting shares	555,000	555,000

	3,225,276	3,225,276
Less eliminations	417,000	417,000

	$2,808,276	$2,808,276

DESALCO LIMITED, OCEAN CONVERSION (CAYMAN)
LIMITED, AND OCEAN CONVERSION (BVI) LTD.
Notes to Combined Financial Statements
for the years ended December 31, 2002 and 2001
 (expressed in United States dollars)                  (continued)

9.	RELATED PARTY TRANSACTIONS

Under a Management Services Agreement (the “MSA”), dated September 30, 1992, DesalCo provides engineering, general management, operations management and other services to OCCL and OCBL, which operate desalination plants. The MSA may be cancelled for non-performance, upon 12 months prior notice, or when the longest sale contract expires.

The MSA provides for an inflation-adjusted monthly direct services fee; an engineering fee for capital additions or modification to the plants or the construction of new plants; fees for design engineering time; a profit sharing bonus; a fee for purchasing items where DesalCo Limited has a favourable discount (as a designer of desalination plants); and reimbursement of defined expenses. The MSA also defines the split of fees and expenses between OCCL and OCBL.

DesalCo developed the DWEER system on the plants described in Note 7, and held patents related to the technology in a number of countries. During 1999, DesalCo commenced marketing and sales activities to sell the DWEER system on a world-wide basis to manufacturers of reverse osmosis seawater desalination plants. While a number of proposals were submitted and remain outstanding, no contracts were entered into before April 11, 2002.

Under an agreement dated April 11, 2002, that was amended and restated on September 24, 2002, DesalCo sold the DWEER technology to an affiliate, DWEER Technology Limited (“DWEER-Tech”), a Cayman Islands company, for $750,454. Under the agreement, DesalCo agreed to transfer, retain and provide access to DWEER technology records and data in its possession for a period of five years, as well as allowing DWEER-Tech to conduct trials and tests at plants and facilities in which DesalCo is involved as operator or manager.

In accordance with the terms of a Share Sale Agreement with a third party, on September 24, 2002, DesalCo entered into a distributorship agreement with DWEER-Tech and obtained the exclusive right to sell and distribute DWEER technology in the Caribbean Basin, the Bahamas, Barbados, the Turks and Caicos Islands and certain nations bordering the Gulf of Mexico, excluding the United States.

Intercorporate investments include DesalCo’s holding of 1,911 common shares of Bah$10.00 par value in Waterfields Company Limited, an affiliated company incorporated in the Commonwealth of the Bahamas. This holding represents a 12.7% interest in that company.

10.	SUBSEQUENT EVENTS

Included in the plant of OCBL is the $157,337 cost of a reverse osmosis seawater desalination plant purchased for use on the island of Jost Van Dyke in the British Virgin Islands. On February 13, 2003, the plant was transferred to JVD Ocean Desalination Ltd., a British Virgin Islands company in return for the issue to OCBL of 15,000 or 60% of the issued shares of JVD Ocean Desalination Ltd. at $1.00 each with the balance treated as an unsecured loan to the company.

On February 7, 2003, Consolidated Water Co. Ltd. acquired all of the issued shares of DesalCo and OCCL and 55% of the Profit Sharing Rights of OCBL. Through DesalCo, all of the Class A voting shares of OCBL were also acquired.

DESALCO LIMITED, OCEAN CONVERSION (CAYMAN)
LIMITED, AND OCEAN CONVERSION (BVI) LTD.
Notes to Combined Financial Statements
for the years ended December 31, 2002 and 2001
 (expressed in United States dollars)                  (continued)

10.	SUBSEQUENT EVENTS (continued)

Coincident with the closing of these transactions Consolidated Water Co. Ltd.;

•	surrendered 18.2% of its Profit Sharing Rights in OCBL in return for the issue of 45,000 Class C non-voting shares of OCBL to DesalCo. DesalCo contracted for the sale of 165,000 Class C non-voting shares to Sage Water Holdings (BVI) Ltd.;

•	released and replaced the guarantor of OCCL’s obligations to the Cayman Islands government under the Red Gate Road Plant Agreement;

•	cancelled the West Bay Road Plant Water Purchase Agreement between itself and OCCL; and

•	cancelled the Profit Sharing Agreement of OCCL.

On February 14, 2003, OCBL entered into a loan facility with Scotiabank (Cayman Islands) Ltd., which will be used to retire the existing loan with Bank of Butterfield. The terms of this new loan facility are similar to the existing loan facility.

WATERFIELDS COMPANY LIMITED

Financial Statements
December 31, 2002 and 2001

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of Waterfields Company Limited

We have audited the accompanying balance sheets of Waterfields Company Limited as of December 31, 2002 and 2001 and the related statements of income, changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those Standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waterfields Company Limited as of December 31, 2002 and 2001, and the result of its operations, changes in its shareholder’s equity, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Nassau, The Bahamas
April 9, 2003

Waterfields Company Limited

Balance Sheets
As of December 31, 2002 and 2001
(Expressed in Bahamian dollars)

	2002	2001

ASSETS
Current Assets
Cash at bank	B$102,433	B$19,016
Fixed deposit with banks	159,172	300,000
Trade accounts receivable (Note 3)	845,504	765,607
Other receivables	24,507	25,761
Inventory (Note 4)	652,643	660,928
Prepaid expenses and deposits	148,832	133,647

	1,933,091	1,904,959

Non-current Assets
Plant and equipment (Note 5)	7,765,991	8,328,130

Total Assets	B$9,699,082	B$10,233,089

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	B$148,357	B$180,721
Other payables and accrued expenses (Note 7)	54,957	258,980
Dividends payable	105,301	—
Current portion of long-term debt (Note 6)	528,858	505,127

	837,473	944,828
Non-current portion of long-term debt (Note 6)	1,355,435	1,889,679

Total Liabilities	2,192,908	2,834,507

Commitments and contingencies (Note 11)

Shareholders’ Equity
Common stock, par value $50 per share 40,000 shares authorized;
15,380 shares issued (Note 8)	769,000	769,000
Additional paid-in capital (Note 8)	6,921,000	6,921,000
Retained earnings/(accumulated deficit)	26,799	(80,793)

	7,716,799	7,609,207
Less: Cost of treasury stock	(210,625)	(210,625)

Total shareholders’ equity	7,506,174	7,398,582

Total Liabilities and Shareholders’ Equity	B$9,699,082	B$10,233,089

The accompanying notes form an integral part of these financial statements.

Waterfields Company Limited

Income Statements
For the years ended December 31, 2002 and 2001
(Expressed in Bahamian dollars)

	2002		2001

Net water sales (Note 9)	B$	4,086,872	B$	3,953,752
Cost of water sales (Note 9)		(2,552,496)		(2,572,283)

Gross profit		1,534,376		1,381,469

Indirect expenses (Note 9)		(926,406)		(906,695)

Income from operations		607,970		474,774

Other income/(expense):
Interest income		9,172		2,925
Interest expense		(103,389)		(187,981)

Net income	B$	513,753	B$	289,718

Basic and diluted earnings per share of common stock weighted average number of stock outstanding 2002: 15,043 (2001: 15,043)		34.15		19.26

The accompanying notes form an integral part of these financial statements.

Waterfields Company Limited

Statements of Changes in Shareholders’ Equity
For the years ended December 31, 2002 and 2001
(Expressed in Bahamian dollars)

			Retained
		Additional	Earnings/		Total
	Common	Paid-in	(Accumulated	Treasury	Shareholders’
	Stock	Capital	Deficit)	Stock	Equity

Balance as of December 31, 2000	769,000	6,921,000	(69,651)	(210,625)	7,409,724
Net income for the year	—	—	289,718	—	289,718
Dividend paid on common stock	—	—	(300,860)	—	(300,860)

Balance as of December 31, 2001	769,000	6,921,000	(80,793)	(210,625)	7,398,582

Balance as of December 31, 2001	769,000	6,921,000	(80,793)	(210,625)	7,398,582
Net income for the year	—	—	513,753	—	513,753
Dividends declared on common stock*	—	—	(406,161)	—	(406,161)

Balance as of December 31, 2002	B$769,000	B$6,921,000	B$26,799	B$(210,625)	B$7,506,174

*	Dividends declared during the year was $27 per share

The accompanying notes form an integral part of these financial statements.

Waterfields Company Limited

Statements of Cash Flows
For the years ended December 31, 2002 and 2001
(Expressed in Bahamian dollars)

	2002	2001
Cash Flows from Operating Activities
Net income	B$513,753	B$289,718
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	1,032,620	1,080,761
Loss/(Gain) on disposal of equipment	11,409	(3,813)

	1,557,782	1,366,666
Changes in operating assets and liabilities:
Accounts receivable:—
Trade receivables	(79,897)	(109,261)
Other receivables	1,254	(10,584)
Inventory	8,285	(28,017)
Prepaid expenses and deposits	(15,185)	4,419
Accounts payable and accrued expenses	(236,387)	38,274

Net cash provided by operating activities	B$1,235,852	B$1,261,497

Cash Flows from Investing Activities
Purchase of plant and equipment	(481,890)	(249,623)
Proceeds from disposal of equipment	—	9,650

Net cash used in investing activities	(481,890)	(239,973)

Cash Flows from Financing Activities
Payment of dividends	(300,860)	(300,860)
Repayment of long-term debt	(510,513)	(450,622)
Purchase of treasury stock	—	—

Net cash used in financing activities	B$ (811,373)	B$ (751,482)

The accompanying notes form an integral part of these financial statements.

Waterfields Company Limited

Statements of Cash Flows
For the years ended December 31, 2002 and 2001
(Expressed in Bahamian dollars)
(Continued)

	2002	2001

Net change in cash and cash equivalents	B$ (57,411)	B$270,042
Cash and cash equivalents — beginning of year	319,016	48,974

Cash and cash equivalents — end of year	261,605	319,016

Interest received	9,172	2,925

Interest paid	109,642	194,049

Represented by:
Cash at bank	B$102,433	B$19,016
Fixed deposit with banks	159,172	300,000

	B$261,605	B$319,016

The accompanying notes form an integral part of these financial statements.

Waterfields Company Limited

Notes to Financial Statements

1.	General Information

Waterfields Company Limited (the Company), was incorporated under the laws of the Commonwealth of The Bahamas on April 22, 1996. The Company was formed with the capital contributions from Bacardi & Company Limited (BACO), a company incorporated under the laws of Liechtenstein, and DesalCo Limited (DesalCo), a company incorporated under the laws of The Cayman Islands, and other investors. On May 7, 1996 a Joint Venture between BACO and DesalCo, formed on November 10, 1995, signed an agreement (the Contract) with the Water & Sewerage Corporation of The Bahamas (WSC) for the construction, ownership and operation of a Sea Water Reverse Osmosis Plant (the Plant) to supply potable water to WSC. On June 20, 1996, the Company was assigned all rights, title and interest in the Contract by the Joint Venture.

In May 2002, BACO received an offer from Consolidated Water Co. Ltd. (CWC), a public company incorporated in the Cayman Islands and registered with the Securities and Exchange Commission of the United States of America, to purchase its shares in the Company for $690 per share. On September 17, 2002 BACO accepted CWC’s offer in principle, and a contract with CWC for the sale of all of BACO’s shares in the Company has been signed. The sale of the Company’s shares is subject to certain conditions including approval by WSC, the Bahamian Government, RBC and IIC (See Note 15).

The Company has an irrevocable license to use free of charge a section of WSC’s Windsor Wellfields property as premises for the Plant. Pursuant to the terms of the Contract, the Company was initially required to provide 2 million imperial gallons of potable water per day exclusively to WSC for a period of 15 years or until a total of 10,950 million gallons has been provided, whichever occurs later. By an agreement dated September 20, 2001 and subsequently amended on January 6, 2003 between the Company and WSC, the daily potable water production quota has been reduced to 1.6 million imperial gallons for the period from September 20, 2001 to June 30, 2003. Thereafter the daily potable water production quota will be increased to 1.8 million imperial gallons until December 31, 2003, at which time WSC will make a determination as to whether an additional increase in the quota is warranted. During the year ended December 31, 2002, 703,970,000 imperial gallons (2001: 709,282,000) of potable water were delivered, which resulted in the incurrence of penalties of $123,240 (2001: $249,260). At the balance sheet date, 3,363 million gallons of potable water were delivered to WSC since inception. Upon expiration of the Contract, WSC may, at its discretion, extend the Contract for an additional five year period. At the end of the Contract, WSC has the right of first refusal to purchase any equipment or supplies which will otherwise be removed from the Plant or the premises by the Company. In certain instances of default, WSC is entitled to terminate the Contract and acquire the Plant at a predetermined price based on a sliding scale, as defined in the Contract.

Waterfields Company Limited

Notes to Financial Statements

2.	Significant Accounting Policies

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting policies adopted are as follows:

(a)	Cash and cash equivalents

Cash and cash equivalents include fixed deposits with banks. The Company considers all highly liquid investments held that mature within three months or less of the balance sheet date to be cash equivalents.

(b)	Inventory

Inventory is stated at the lower of cost or market, on a first-in, first-out basis, and includes diesel, chemicals, lubricants and spare parts.

(c)	Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is calculated on a straight line basis over their estimated useful lives, commencing with the month following the beginning of the Company’s operations or the month following the date of acquisition, whichever was the later. The Company is exempt from the payment of import duties on most plant materials and equipment. The estimated useful lives of the plant and equipment are as follows:

Plant	15 years
Wells and pipes	15 years
Machinery and equipment	5-15 years
Furniture and fixtures	5 years
Motor vehicles	5 years

(d)	Revenue recognition

Revenue is recognized at the point that the potable water is made available for and accepted by WSC to take delivery.

Waterfields Company Limited

Notes to Financial Statements

2.	Significant Accounting Policies (Continued)

(e)	Foreign currency transactions and balances

Currently all foreign currency transactions and balances are denominated in the United States dollar. The exchange rates between the Bahamian dollar and the United States dollar have been pegged by the government and remained fixed during all periods at B$1.00 to US$1.00. Accordingly there are no foreign exchange gains and losses recognized in income.

(f)	Treasury stock

Treasury stock is recorded at cost and presented as a reduction of shareholders’ equity.

3.	Trade Accounts Receivable

Trade accounts receivable comprises amounts receivable from the Company’s sole customer WSC. Management is of the view that no allowances for bad debts are required to be made against trade accounts receivable on the basis that WSC is a government corporation.

4.	Inventory

	2002	2001
	B$	B$

Inventory is comprised of:
Diesel	18,046	6,237
Chemicals	25,081	58,853
Lubricants	14,030	18,559
Spare parts	592,985	577,279
Goods-in-transit	2,501	—

	652,643	660,928

Waterfields Company Limited

Notes to Financial Statements

5.	Plant and Equipment

			Machinery &	Wells &	Motor	Furniture
		Plant	Equipment	Pipes	Vehicles	& Fixtures	Total
		B$	B$	B$	B$	B$	B$

	Year ended December 31, 2001
	Opening net book value	1,572,639	6,554,186	982,500	51,899	3,881	9,165,105
	Additions	4,030	175,243	70,350	—	—	249,623
Disposals	— cost	—	(13,653)	—	—	—	(13,653)
	— accumulated depreciation	—	7,816	—	—	—	7,816
	Depreciation charge	(131,321)	(822,539)	(81,350)	(43,704)	(1,847)	(1,080,761)

	Closing net book value	1,445,348	5,901,053	971,500	8,195	2,034	8,328,130

	Cost	1,973,845	9,145,475	1,290,602	218,521	9,401	12,637,844
	Accumulated Depreciation	(528,497)	(3,244,422)	(319,102)	(210,326)	(7,367)	(4,309,714)

	Net book value	1,445,348	5,901,053	971,500	8,195	2,034	8,328,130

	Year ended December 31, 2002
	Opening net book value	1,445,348	5,901,053	971,500	8,195	2,034	8,328,130
	Additions	4,920	461,200	15,770	—	—	481,890
Disposals	— cost	—	(454,675)	—	—	—	(454,675)
	— accumulated depreciation	—	443,266	—	—	—	443,266
	Depreciation charge	(131,321)	(809,619)	(81,605)	(8,195)	(1,880)	(1,032,620)

	Closing net book value	1,318,947	5,541,225	905,665	—	154	7,765,991

	Cost	1,978,765	9,150,317	1,306,372	218,521	9,401	12,663,376
	Accumulated Depreciation	(659,818)	(3,609,092)	(400,707)	(218,521)	(9,247)	(4,897,385)

	Net book value	1,318,947	5,541,225	905,665	—	154	7,765,991

The Company’s fixed assets are used as collateral for certain loans that were made to the Company (see Note 6).

Waterfields Company Limited

Notes to Financial Statements

6.	Indebtedness

Loans and other credit facilities extended to the Company are as follows:

	2002	2001
	B$	B$

The Royal Bank of Canada, Nassau Branch (RBC) US$ loan at LIBOR plus 1.75% [3.17% at December 31, 2002 (2001: 3.83125%)].	1,066,508	1,316,935

RBC, B$ loan at the Nassau Prime Lending Rate plus 1.50% [7.50% at December 31, 2002 (2001: 7.50%)].	577,785	677,871

For the above RBC loans, the Company has provided its assets as collateral The RBC loan requires quarterly payments of interest and principal through the year 2007. The total combined quarterly payments of interest and principal on these two loans from RBC is approximately $110,000.

Inter-American Investment Corporation (IIC) US$ loan at LIBOR plus 2.75% [4.56250% at December 31, 2002 (2001: 5.18750%)]. The IIC loan has been collateralized by the Company’s fixed assets and requires quarterly repayments of principal in the amount of $40,000 through the year 2004. Interest, which is calculated on the declining principal balance, is payable quarterly.	240,000	400,000

Total indebtedness	1,884,293	2,394,806
Less: Current portion of long term debt	(528,858)	(505,127)

Non-current portion of long-term debt	1,355,435	1,889,679

Waterfields Company Limited

Notes to Financial Statements

6.	Indebtedness (Continued)

In addition to the above loans, the Company had an un-drawn available line of credit with RBC for B$500,000 at the balance sheet dates. This facility is secured by a registered demand debenture creating a floating charge over the Company’s assets and bears interest at Nassau Prime plus 1%. Outstanding balances under the facility is repayable on demand.

The above loans and other credit facilities are subject to restrictive covenants, the most restrictive of which are as follows:

RBC borrowings:

(a)	The Company must maintain on a consolidated basis, the ratio of its total liabilities to tangible net worth as defined, at not greater than 0.60:1.

(b)	Payment of dividends to shareholders are limited to available cash flows, as defined, and retained earnings.

IIC borrowings:

(a)	The Company must maintain a long-term debt service coverage ratio of at least 1.5:1.

(b)	Payment of dividends to shareholders can only be made out of profits, as defined, but subject to compliance with (a) above.

(c)	The Company’s capital expenditure in the aggregate shall not exceed $500,000 per annum, excluding expenditures for Plant construction and maintenance.

During the year, and for the years ended December 31, 2001 and 2000, the Company was in contravention of covenants (b) above with respect to the loans with RBC and IIC respectively. The Company’s directors have received waivers from its bankers in connection with these contraventions. RBC and IIC have both granted their waivers on the condition that all future dividends are to be paid out of the Company’s retained earnings and profits, respectively. In addition, IIC has also imposed the condition that the Company eliminate its deficit no later than December 31, 2003, failing which, the shareholders of the Company would be required to inject additional capital.

Waterfields Company Limited

Notes to Financial Statements

7.	Other Payables and Accrued Expenses

	2002	2001
	B$	B$

Related party (Note 10)	54,957	196,607
Other	—	62,373

	54,957	258,980

8.	Common Stock and Additional Paid-in Capital

All shares rank equally except for certain restrictions as to the voting rights as provided in shareholders’ agreements. The restrictions provide that only BACO and DesalCo have the right to nominate and elect directors of the Company. BACO is entitled to elect four directors and DesalCo one.

Shares in the Company were initially offered at a price of $500 per share, pursuant to the Confidential Offering Memorandum. Share premium represents the excess of the initial offering price of the shares over their par value.

During 2000, the Company purchased 337 of its issued common stock at a cost of $625 per share. These shares have been accounted for as treasury stock.

9.	Income from Operations

	2002	2001
	B$	B$

Water sales	4,210,112	4,203,012

Penalties:
Production penalty	11,960	122,665
High Total Dissolved Solids penalty	40,290	47,496
Excess Electricity penalty	70,990	79,099

	123,240	249,260

Net water sales	4,086,872	3,953,752

Waterfields Company Limited

Notes to Financial Statements

9.	Income from Operations (Continued)

Cost of water sales comprise the following:

	2002	2001
	B$	B$

Fuel oil	561,373	594,198
Consumables	755,464	797,499
Depreciation	791,197	849,638
Employee costs	221,692	204,858
Insurance	136,449	76,634
Other direct cost	86,321	49,456

	2,552,496	2,572,283

Indirect expenses comprise the following:

	2002	2001
	B$	B$

Business licence fee**	39,538	35,770
Professional fees	40,766	29,765
Management fees	339,488	328,907
Directors fees	36,000	36,000
Insurance	46,772	48,946
Bank charges	63,915	56,016
Depreciation	241,423	231,123
Loss/(Gain) on disposal of fixed assets	11,409	(3,813)
Other indirect cost	107,095	143,981

	926,406	906,695

Income from Operations	607,970	474,774

**	The Company is attempting to recoup the business licence fees paid and seek for future relief.

Waterfields Company Limited

Notes to Financial Statements

10.	Related Party Balances and Transactions

At the balance sheet date, BACO and DesalCo held 2,025 (2001: 2,025) shares and 1,911 (2001: 1,911) shares in the Company, respectively. Included in these financial statements are the following balances and transactions with BACO and DesalCo or companies controlled by either of these entities:

	2002	2001
Balance Sheet	B$	B$

Accounts Receivable
BACO — Other receivables	24,000	—
Accounts payable and accrued expenses:
BACO — Management services fee	13,568	73,867
BACO — Reimbursable expenses	3,446	20,789
DesalCo — Engineering services fee, regular	14,877	57,058
DesalCo — Reimbursable expenses	19,262	30,059
DesalCo — Handling fee	3,804	14,834
Income Statement
Other income BACO	—	—
Expenses:
BACO — Management services Fee	162,188	159,033
BACO — Reimbursable expenses	9,575	14,862
DesalCo — Engineering services fee, regular	177,299	169,875
DesalCo — Reimbursable expenses	83,671	152,065
DesalCo — Handling fee	28,406	29,480

Pursuant to a Management Services Agreement dated May 24, 1996 between BACO and the Company, BACO provides the Company with general management and administration services. For these services BACO is entitled to a monthly fee in arrears of $13,568 (2001: $13,253) to be adjusted annually in accordance with the rate of inflation. BACO is also entitled to be reimbursed for certain direct expenses incurred on behalf of the Company.

Waterfields Company Limited

Notes to Financial Statements

10.	Related Party Balances and Transactions (Continued)

Pursuant to an Engineering Services Agreement dated May 24, 1996 between DesalCo and the Company, DesalCo provides project management, process engineering, technical assistance and operational management services to the Company. For these services DesalCo is entitled to a direct service fee of $14,877 (2001: $14,265) per month, in arrears to be adjusted annually in accordance with the rate of inflation. The agreement also provides for additional fees to be paid to DesalCo in the event of any projects for capital additions or modifications to the Plant. DesalCo is also entitled to be reimbursed for certain expenses incurred in carrying out these services.

11.	Commitments and Contingencies

(i)	The Company has the following commitments and contingencies as of June 30, 2002:

Name of Party	$	Nature of Contingency

The Royal Bank of Canada, Nassau	1,910,775	Performance and Operation Bond
The Royal Bank of Canada, Nassau	25,000	Bond with the Bahamas Customs Authorities

Performance and Operation Bond: RBC has made a guarantee in the amount of B$1,910,775 to WSC that the Company shall duly perform and observe all terms and provisions pursuant to the Contract between WSC and the Company. In the event of the Company’s default on its obligations, RBC shall satisfy and discharge any damages sustained by WSC up to the guaranteed amount.

12.	Taxation and Statutory Fees

Under the current laws of The Commonwealth of The Bahamas, there are no income, corporation, capital gains or other taxes payable by the Company.

The Company is required to pay an annual business licence fee, the calculation of which is based on the Company’s preceding year’s financial statements, and such fees are payable between January and April of the subsequent year (Note 9).

Waterfields Company Limited

Notes to Financial Statements

13.	Financial Instruments

Credit Risk

Financial assets that potentially subject the Company to concentrations of credit risk consist principally of cash and trade and other accounts receivable. The Company’s cash is placed with high credit quality financial institutions. The trade accounts receivable and other receivables are due from the Company’s sole customer WSC (Note 1) and BACO respectively. As a result, the Company is subject to credit risk to the extent of any non-performance by WSC and BACO.

Interest Rate Risk

The interest rates and terms of the Company’s loans are presented in Note 7.

Fair Value

As of December 31, 2002 and 2001 the carrying amounts of cash and cash equivalents, trade and other receivables and trade accounts payable and accrued expenses approximated their fair values due to the short-term maturities of these assets and liabilities. The fair values of the long-term debt due to RBC and IIC at December 31, 2002 using predetermined future cash flows discounted at an estimated incremental rate of borrowing for similar liabilities are estimated to be $1,985,268 and $237,705, respectively.

14.	Impact of Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (FASB or the Board) issued Statement of Financial Accounting Standards No. 141 (SFAS 141), Business Combinations, and No. 142 (SFAS 142), Goodwill and Other Intangible Assets, collectively referred to as the Standards.

SFAS 141 supersedes Accounting Principles Board Opinion (APB) No. 16, Business Combinations. The provisions of SFAS 141 (1) require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, (2) provide specific criteria for the initial recognition and measurement of intangible assets apart from goodwill, and (3) require that unamortized negative goodwill be written off immediately as an extraordinary gain instead of being deferred and amortized. The Company will consider the requirements of this statement in any business combination contemplated in the future.

Waterfields Company Limited

Notes to Financial Statements

14.	Impact of Recent Accounting Pronouncements (Continued)

SFAS 141 also requires that upon adoption of SFAS 142 the Company reclassify the carrying amounts of certain intangible assets into or out of goodwill, based on certain criteria. SFAS 142 supersedes APB 17, Intangible Assets, and is effective for fiscal years beginning after December 15, 2001. SFAS 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their initial recognition. The provisions of SFAS 142 (1) prohibit the amortization of goodwill and indefinite-lived intangible assets, (2) require that goodwill and indefinite-lived intangibles assets be tested annually for impairment (and in interim period if certain events occur indicating the carrying value of goodwill and/or indefinite-live intangible assets may be impaired), (3) require that reporting units be identified for the purpose of assessing potential future impairments of goodwill and (4) remove the forty-year limitation on the amortization period of intangible assets that have finite lives. At this time, the Company does not believe that the adoption of SFAS 142 will be relevant and likely have any impact on its financial position or results of operations as the Company does not have any goodwill or intangible assets.

Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (FAS 143) addresses the recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement costs. It requires that an existing legal obligation associated with the retirement of a tangible long-lived asset be recognized as a liability when incurred and outlines the method of measuring that liability. It is effective for financial years beginning after June 15, 2002. Currently the Company has no legal obligations relating to asset retirement, however the requirements of this statement will be considered if any legal obligations relating to the retirement of long-lived assets arise in the future.

Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (FAS 144) addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. It requires that an impairment loss be recognized if the carrying amount of a long-lived asset is not recoverable and exceeds the fair value of the long-lived asset. The Standard also provides guidance on estimating future cash flows used to test a long-lived asset for recoverability. The test for impairment should be performed whenever events or circumstances indicate that its carrying value may not be recoverable. Restoration of previously recognized impairment loss is prohibited. FAS 144 is effective for fiscal years beginning after December 15, 2001. For the years ended December 31, 2002 and 2001 the Company performed impairment test on its long-lived assets and no impairment was found.

Waterfields Company Limited

Notes to Financial Statements

14.	Impact of Recent Accounting Pronouncements (Continued)

Statement of Financial Accounting Standards No. 146, Accounting for Cost Associated with Exit or Disposal Activities (FAS 146) addresses accounting and reporting for costs associated with exit or disposal activities. It requires that a liability for a cost associated with an exit or disposal activity shall be recognized and measured initially at its fair value in the period in which the liability is incurred. In the unusual circumstances in which fair value cannot be reasonably estimated, the liability shall be recognized in the period in which fair value can be reasonably estimated. Provision of this statement shall be effective for exit or disposal activities initiated after December 31, 2002. At this time, the Company does not believe the adoption of the Standard will have a material impact on its financial position or results of operations.

Financial Accounting Standards Board Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FASB Interpretation 45) is an Interpretation of FASB Statements No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34. The Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of the Interpretation apply to guarantees issued or modified after December 31, 2002. At this time, the Company does not believe the adoption of the disclosures required by the Interpretation will have any impact on its financial position and results of operations.

Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure (FAS 148) amends FAS 123 Accounting for Stock-Based Compensation, to provide alternative methods of transition to FAS 123 fair value method of accounting for stock-based employee compensation. Additionally, FAS 148 requires disclosure of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in interim and annual financial statements. At this time the Company does not believe that the adoption of FAS 148 will be relevant and likely have any impact on its financial position or results of operations since it does not have a stock-based compensation plan for any of its employees.

Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities (FASB Interpretation 46) in an Interpretation of Accounting Research Bulletin No. 51. The Interpretation elaborates on the presentation of consolidated financial statements by an enterprise if it is the primary beneficiary of an existing Variable Interest Entity (VIE), as defined or the requirement of specific disclosures about a VIE in which the enterprise has significant interest. All enterprises with variable interests in VIEs created after January 31, 2003, shall apply the provisions of this Interpretation to those entities immediately. At this time, the Company does not believe that this Interpretation will have any impact on its financial position and results of operations.

Waterfields Company Limited

Notes to Financial Statements

15.	Subsequent Events

On 31 January 2003, as a result of a tender offer, CWC has agreed to purchase an additional 64.7% of the Company’s shares from the remaining shareholders for $690 per share, subject to the same conditions in connection with the offer for BACO’s shares in the Company (See Note 1). Upon closing of the tender offer and the agreement with BACO, combined with DesalCo’s ownership, CWC will own approximately 91% of the outstanding shares of the Company.

(b) Pro Forma Financial Information.

Unaudited Condensed Pro Forma Consolidated Financial Statements

     Unaudited condensed pro forma consolidated financial statements are presented to give effect to transactions which were recently completed or which we anticipate completing on or before April 30, 2003 with the shareholders of DesalCo Limited (“DesalCo”), DesalCo (Barbados) Ltd. (“DesalCo (Barbados)”), Ocean Conversion (Cayman) Limited (“Ocean Conversion (Cayman)”), Ocean Conversion (BVI) Ltd. (“Ocean Conversion (BVI)”) and Waterfields Company Limited (“Waterfields”) (collectively, the “recent acquisitions”).

     After completion of the transactions, we will own 100% of DesalCo and its wholly-owned subsidiary, DesalCo (Barbados), 100% of Ocean Conversion (Cayman), 43.5% of Ocean Conversion (BVI), and 90.9% of Waterfields. Additionally, we will have 50% of the profit sharing rights of Ocean Conversion (BVI).

     In accordance with Article 11 of Regulation S-X, an unaudited condensed pro forma consolidated balance sheet is being presented as of December 31, 2002 as if the recent acquisitions had occurred on December 31, 2002 and an unaudited condensed pro forma consolidated statement of income is being presented for the year ended December 31, 2002 as if the recent acquisitions had occurred on January 1, 2002.

     The unaudited condensed pro forma consolidated financial statements are based on the audited historical consolidated financial statements of Consolidated Water Co. Ltd. and the audited historical financial statements and combined financial statements of the recent acquisitions as of and for the year ended December 31, 2002. The audited historical financial statements for our company and the recent acquisitions used in the preparation of these unaudited condensed pro forma consolidated financial statements were all prepared in accordance with United States generally accepted accounting principles. The audits were conducted in accordance with United States generally accepted auditing standards. The audited financial statements or audited combined financial statements of each of the recent acquisitions, and the audit reports thereon, are included within this document and should be read in conjunction with the unaudited pro forma consolidated financial statements.

     The purchase method of accounting has been used to prepare the unaudited condensed pro forma consolidated financial statements. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to the unaudited condensed pro forma consolidated financial statements, is allocated to the net tangible and intangible assets of each of the recent acquisitions based on fair values. Our acquired interests in Ocean Conversion (BVI) have been accounted for using the equity method of accounting. Under the equity method of accounting, the investment in Ocean Conversion (BVI) is recorded at cost and adjusted for the company’s share of earnings or losses, less dividends.

     The unaudited condensed pro forma consolidated financial statements, including the pro forma adjustments and explanatory notes thereto, are for illustrative purposes only. In the opinion of management, the unaudited condensed pro forma consolidated financial statements include all adjustments necessary to present fairly the results of the periods presented. The unaudited condensed pro forma consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Consolidated Water Co. Ltd. that would have been reported had the acquisitions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Consolidated Water Co. Ltd.

Unaudited Condensed Pro Forma Consolidated Balance Sheet of Consolidated Water Co. Ltd.
As at December 31, 2002

				Pro Forma		Pro Forma
	CWCO	WCL	COMBINED **	Adjustments	Note *	Consolidated

Assets
Current Assets:
Cash and cash equivalents	$568,304	$261,605	$2,173,364	$2,794,403	c	$5,797,676
Accounts receivable	1,406,947	870,011	3,246,491	(1,991,778)	b	3,531,671
Inventory	388,131	652,643	693,805	(168,685)	b	1,565,894
Prepaid expenses and deposits	370,429	148,832	29,247	(24,716)	b	523,792
Deferred Expenditures	887,856	—	—	432,647	g	1,320,503
Securities available for sale	—	—	58,960	(58,960)	d	—
Current portion of loans receivable	—	—	1,080,127			1,080,127

Total Current Assets	3,621,667	1,933,091	7,281,994			13,819,663
Loans receivable	—	—	4,313,291			4,313,291
Property, plant and equipment	20,253,646	7,765,991	4,057,520	(2,808,172)	b	29,268,985
Investment in affiliate	—	—	—	9,898,949	b	9,898,949
Investments in other companies	12,450	—	1,012,501	(1,012,501)	e	12,450
Intangible assets	1,619,874	—	—	4,868,861	a	6,488,735
Goodwill	—	—	—	4,824,062	a	4,824,062

Total Assets	$25,507,637	$9,699,082	$16,665,306			$68,626,135

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and other liabilities	2,077,135	308,615	766,900	168,125	b,c	3,320,775
Current portion of long term debt	518,275	528,858	730,000	19,432,143	h	21,209,276

Total Current Liabilities	2,595,410	837,473	1,496,900			24,530,051
Long term debt	2,074,609	1,355,435	1,930,000	14,980,357	b,h	20,340,401
Other long term liabilities	136,235	—	—			136,235
Minority interests in Waterfields	—	—	—	685,314		685,314
Profit sharing provision	—	—	2,605,810	(2,605,810)	a,b	—

Total Liabilities	4,806,254	2,192,908	6,032,710			45,692,001
Stockholders’ Equity
Common stock	4,792,103	558,375	2,808,276	(3,148,594)	i,j	5,010,160
Additional paid in capital	7,354,395	6,921,000	322,724	(5,229,030)	i,j	9,369,089
Redeemable preferred stock	23,688	—	—			23,688
Retained earnings	8,531,197	26,799	7,452,636	(7,479,435)	j	8,531,197
Accumulated other comprehensive income	—	—	48,960	(48,960)	j	—

Total Stockholders’ Equity	20,701,383	7,506,174	10,632,596			22,934,134

Total Liabilities and Stockholders’ Equity	$25,507,637	$9,699,082	$16,665,306			$68,626,135

*	The letters refer to a description of the pro forma adjustments in Note 2.

**	The combined accounts represent a combination of the financial statements of DesalCo Limited and subsidiary (DesalCo (Barbados) Ltd.), Ocean Conversion (Cayman) Limited, and Ocean Conversion (BVI) Ltd.

See accompanying notes to the unaudited condensed pro forma consolidated financial statements.

Unaudited Condensed Pro Forma Consolidated Statement of Income of Consolidated Water Co. Ltd.
For the year ended December 31, 2002

				Pro Forma		Pro Forma
	CWCO	WCL	COMBINED**	Adjustments	Note *	Consolidated

Water sales	$11,910,720	$4,086,872	$12,247,281	$(7,708,594)	b, d	$20,536,279
Service and other operating income	281,046		483,406	359,586	b, d	1,124,038

Total revenue	12,191,766	4,086,872	12,730,687			21,660,317
Cost of sales	(6,882,177)	(2,552,496)	(6,589,779)	3,010,315	b,d,f	(13,014,137)

Gross profit	5,309,589	1,534,376	6,140,908			8,646,180
Indirect expenses	(2,747,990)	(1,029,795)	(1,367,480)	(1,138,345)	b,d,g,h	(6,283,610)

Income from operations	2,561,599	504,581	4,773,428			2,362,570
Other income (expenses)
Other income	14,711	9,172	869,679	(62,759)	b,d	830,803
Profit sharing			(1,307,080)	(1,307,080)	a,b	—
Equity in net income of OC(BVI)			—	1,377,650	b	1,377,650

	14,711	9,172	(437,401)			2,208,453
Net income before income taxes
and minority interest	2,576,310	513,753	4,336,027			4,571,023

Income taxes	—	—	(111,232)			(111,232)
Minority interest in Waterfields	—	—	—	(46,906)		(46,906)

Net income	$2,576,310	$513,753	$4,224,795			$4,412,885

Basic earnings per share	$0.65				3	$1.06
Diluted earnings per share	$0.63				3	$1.03
Weighted average number of common stock used in the determination of:
Basic earnings per share	3,969,861					4,175,575

Diluted earnings per share	4,087,532					4,269,246

*	The letters refer to a description of the pro forma adjustments in Note 2.

**	The combined accounts represent a combination of the financial statements of DesalCo Limited and subsidiary (DesalCo (Barbados) Ltd.), Ocean Conversion (Cayman) Limited, and Ocean Conversion (BVI) Ltd.

See accompanying notes to the unaudited condensed pro forma consolidated financial statements.

Notes to the Condensed Unaudited Pro Forma Consolidated Financial Statements

1.     Basis of presentation

The unaudited condensed pro forma consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. Since the historical financial statements for Consolidated Water Co. Ltd. and each of the recent acquisitions were prepared in accordance with United States generally accepted accounting principles and the accounting policies are substantially comparable, management did not make any accounting policy conformance adjustments to the unaudited condensed pro forma consolidated financial statements.

The preparation of these unaudited condensed pro forma consolidated financial statements in accordance with Article 11 of Regulation S-X requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date they are prepared and the reported amounts of income and expenses during the period. Actual results could differ from those estimates.

These unaudited condensed pro forma consolidated financial statements have been prepared by management based on preliminary estimates of fair values. Therefore, actual amounts recorded at the completion of the acquisitions may differ materially from the information presented in these unaudited condensed pro forma consolidated financial statements due to management evaluation of the assets and liabilities, the impact of ongoing integration activities and the recent acquisitions’ net assets at the acquisition date.

Transactions and balances between any of the companies, including our company and each of the recent acquisitions have been eliminated in the preparation of the unaudited condensed pro forma consolidated financial statements

2.     Pro forma adjustments

The significant pro forma adjustments applied to the historical financial statements in the preparation of the unaudited condensed pro forma consolidated financial statements have been prepared based on the following:

(a)	To reflect the excess of acquisition costs over the estimated fair value of the net assets acquired (goodwill). The purchase price, the purchase price allocation and financing of the transaction are summarized below:

Purchase price paid is as follows:
Cash consideration, including acquisition costs	$34,113,742
Issuance of 185,714 ordinary shares to selling shareholders	2,291,711

Total purchase price	36,405,453
Less: proceeds from sale of non-voting OC(BVI) shares	(2,120,250)

Net purchase price of recent acquisitions,
including acquisition costs and non-cash consideration	$34,285,203
Allocated to:
Historical book value of assets and liabilities of:
DesalCo Limited, less investments in other acquired companies		$1,632,169
Ocean Conversion (Cayman), less profit sharing liability not assumed		6,295,301
Ocean Conversion (BVI) Limited		9,898,949
Waterfields Company Limited, net of minority interest		6,820,861
Adjustments:
Intangible assets acquired		4,868,861
Relocation and termination costs		(55,000)

Total allocation		$29,461,141

Excess purchase price over allocation to
identifiable assets and liabilities (goodwill)	$4,824,062

The preliminary purchase price allocation performed by management assumes that fair value approximates the carrying value of net tangible assets as reflected in the audited financial statements of each of the recent acquisitions, after making adjustments specific to the acquisitions as explained in the notes to the unaudited condensed pro forma consolidated financial statements. Specifically, due to the recent or pending nature of the transactions, management has not assigned fair values to property, plant and equipment based on net replacement value. Management has assigned the cost of the equity interests in Ocean Conversion (BVI) based on the price, net of acquisition costs, at which management has negotiated with a third party to sell shares thereof. The fair value of intangible assets is based on management’s estimates using discounted cash flow techniques at a discount rate of 15%. The estimates used in the valuation of intangible assets were based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate and unanticipated events and circumstances may occur. Accordingly, actual results may vary from those presented.

(b)	To remove all balance sheet and statement of income amounts for Ocean Conversion (BVI) that are included in the combined accounts and record the company’s investment in Ocean Conversion (BVI) and profits thereon under the equity method based on ownership of 43.5% of the total voting and non-voting shares outstanding.

(c)	To reflect net financing cashflows of $2,794,403 comprised of the following:

Proceeds from debt	$37,100,000
Proceeds from sale of non-voting Ocean Conversion (BVI) shares	2,120,250

Financing cash inflows	39,220,250

Cash consideration paid to selling shareholders		33,613,742
Repayment of existing Royal Bank of Canada debt		1,687,500
Payment of debt fees		859,617

Investing and financing cash outflows		36,160,859

Net cashflow	3,059,391
Less: Ocean Conversion (BVI) cash balances removed	(264,988)

Net pro forma adjustment to cash	2,794,403

(d)	To eliminate transactions and balances between or among Consolidated Water Co. Ltd. and the acquired companies.

(e)	To eliminate DesalCo’s investments of 297,700 shares in Ocean Conversion (Cayman) and 1,911 shares in Waterfields as these ownership interests have been taken into account in consolidation.

(f)	To reflect amortization of intangible assets purchased.

(g)	To reflect acquisition-related financing fees and expenses and amortization thereof.

(h)	To reflect debt of $37,100,000 raised to finance the purchase of the recent acquisitions and refinance existing loans of $1,687,500. The debt bears interest at a rate of 4.08% and consists of a term loan of $20,000,000, with quarterly payments through February 7, 2010, and a short term loan of $17,100,000, payable within twelve months.

(i)	To record additional 185,714 ordinary shares issued pursuant to the acquisition with par and fair values of $1.20 and $12.34, respectively.

(j)	To eliminate share capital, additional paid-in capital, and retained earnings of the acquired entities.

3.     Pro forma earnings per share

The calculation of unaudited pro forma basic and diluted earnings per share is based on the weighted average number of common stock shares of Consolidated Water Co. Ltd outstanding assuming the additional shares issued as part consideration for the recent acquisitions were issued on January 1, 2002.

4.     Restructuring costs

Management has assessed costs and formulated plans to relocate certain activities and employees and to terminate employment contracts of certain other employees of DesalCo Limited. These assessments are still in progress. Based on a preliminary analysis to date, costs of approximately US$55,000 will be incurred after completion of the recent acquisitions for severance pay and relocation costs related to DesalCo Limited. These estimated costs are reflected in the unaudited condensed pro forma consolidated financial statements.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ Frederick W. McTaggart Name: Frederick W. McTaggart Title: President

Date: April 25, 2003